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                                                                       EXHIBIT 5

                          DRINKER BIDDLE & SHANLEY LLP
                                500 CAMPUS DRIVE
                         FLORHAM PARK, NEW JERSEY 07932

                                 June 30, 2000




The BISYS Group, Inc.
Overlook at Great Notch
150 Clove Road
Little Falls, New Jersey 07424

     Re:  The BISYS Group, Inc.


Gentlemen:

     We have acted as special counsel to The BISYS Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 2,000,000 shares (the "1999 Plan Shares") of the Company's common stock, par value $.02 per share ("Common Stock"), issuable pursuant to the Company's 1999 Equity Participation Plan (the "Plan"). The Registration Statement also covers an aggregate of 1,391,436 shares of Common Stock previously registered on Form S-8s, which shares are being carried forward from certain predecessor plans of the Company (together with the 1999 Plan Shares, the "Plan Shares").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.
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The BISYS Group, Inc.
June 30, 2000
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     2.   The Plan Shares have been duly authorized and, when sold in the manner and for the consideration contemplated by the 1999 Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.


                                             Very truly yours,


                                             DRINKER BIDDLE & SHANLEY LLP